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                                                                      Exhibit 99


[ICU MEDICAL, INC. LOGO]

          ICU MEDICAL, INC. AGREES TO BUY INTEREST IN BIO-PLEXUS, INC.

         OCTOBER 30, 2002, SAN CLEMENTE, CALIFORNIA -- ICU Medical, Inc. (NASDAQ/NMS:ICUI), the San Clemente based maker of safe medical connectors and custom intravenous systems, today announced that it has agreed to acquire 84% of the Common stock of Bio-Plexus, Inc. (OTC BB:BPXS) from ComVest Venture Partners, L.P. and other investors for cash at a price of $0.66 per share. ICU Medical will also acquire $2.5 million of notes payable by Bio-Plexus. The parties intend to close the transaction within several days. ICU Medical intends to engage in one or more transactions to acquire the remaining minority interest at the same price per share in the near future.

         ComVest Venture Partners, L.P. is a private investment fund specializing in healthcare and technology ventures.


         Bio-Plexus's principal products are blood collection needles under the PUNCTURE-GUARD(R) name, which are designed to eliminate exposure to sharp, contaminated needles.




CONTACT:      Francis J. O'Brien
              Chief Financial Officer
              ICU Medical, Inc.
              (949) 366-2183